UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2015 (May 12, 2015)

_________________________

VBI VACCINES INC.

(Exact name of registrant as specified in charter)

Delaware	000-18188	93-0589534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 3rd Street, Suite 2241

Cambridge, Massachusetts 02142

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (617) 830-3031

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 12, 2015, VBI Vaccines Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders.  At the meeting, the stockholders voted to: (1) elect seven directors; (2) approve, on an advisory basis, the frequency of holding an advisory vote on executive compensation; (3) approve, on advisory basis, the compensation of our named executive officers; and (4) the ratification of the appointment of Peterson Sullivan LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. The voting results on these proposals were as follows:

Proposal 1: Election of Seven Directors

Director	Votes For	Withheld	Broker Non-Votes
Jeff R. Baxter FCMA	14,545,514	19,403	1,272,348
Sam Chawla	14,545,864	19,053	1,272,348
Trent D. Davis	14,385,665	179,262	1,272,348
Michel De Wilde, Ph.D.	14,564,337	580	1,272,348
Steven Gillis Ph.D.	14,564,337	580	1,272,348
Michael Steinmetz Ph.D.	14,546,124	18,793	1,272,348
Alan P. Timmins	14,564,337	580	1,272,348

Proposal 2: Approve, on an advisory basis, the frequency of holding an advisory vote on executive compensation

1 year	2 years	3 years	Abstentions	Broker Non-Votes
14,556,181	702	480	7,554	1,272,348

Proposal 3: Approve, on advisory basis, the compensation of our named executive officers

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,550,557	8,080	6,280	1,272,348

Proposal 4: Ratification of the appointment of Peterson Sullivan LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015

Votes For	Votes Against	Abstentions
15,834,330	2,935	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI VACCINES INC.

Date: May 15, 2015	By:	/s/ Jeff Baxter
Jeff Baxter Chief Executive Officer